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Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-240108

The information in this preliminary prospectus supplement is not complete and may change. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 8, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated July 27, 2020)

$      % Senior Notes due 20

        Interest on the        % senior notes due 20      (the "notes") is payable semi-annually in arrears on                    and of each year, beginning on                    , 2021, and the notes will mature on                    , 20      . We may redeem all or a part of the notes at any time at the redemption prices described under "Description of Notes—Optional Redemption."

        The notes will be unconditionally guaranteed, jointly and severally, by substantially all of our wholly owned subsidiaries pursuant to a cross guarantee agreement among us and such subsidiaries.

        Investing in the notes involves risks. Please see "Risk Factors" beginning on page S-4 for more information regarding risks you should consider before investing in the notes.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus to which it relates. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)	Underwriting Discount	Proceeds to Us(1)

Per Note	%	%	%

Total	$	$	$

(1)
Plus accrued and unpaid interest, if any, from                , 2021 if settlement occurs after that date.

        The underwriters expect that delivery of the notes will be made to investors in book-entry form through the facilities of The Depository Trust Company, including Clearstream Banking, société anonyme and/or Eurostream Bank S.A./N.V., on                    , 2021 against payment in New York, New York.

Joint Book-Running Managers

Barclays	CIBC Capital Markets	SMBC Nikko	TD Securities

COMMERZBANK	Morgan Stanley	PNC Capital Markets LLC	Scotiabank	Truist Securities

The date of this prospectus supplement is February       , 2021.

        This document is in two parts. The first part is the prospectus supplement, which provides a brief description of our business and the specific terms of this offering. The second part, the accompanying prospectus dated July 27, 2020, gives more general information, some of which may not apply to this offering. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any related free writing prospectus prepared by us or on our behalf or any other information to which we have referred you. Neither we nor the underwriters have authorized anyone to provide you with different information. This prospectus supplement and the accompanying prospectus may only be used where it is legal to offer or sell the offered securities. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate as of any date other than the respective date on the front cover of those documents. You should not assume that the information incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date the respective information was filed with the Securities and Exchange Commission (the "SEC"). Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement

Prospectus

S-i

SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before making an investment decision. We urge you to read the entire prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully, including the historical financial statements and notes to those financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus. Please read "Risk Factors" beginning on page S-4 of this prospectus supplement and "Risk Factors" and "Information Regarding Forward-Looking Statements" in our Annual Report on Form 10-K for the year ended December 31, 2020 for more information about important risks that you should consider before investing in the notes. As used in this prospectus supplement and the accompanying prospectus, the terms "we," "us" and "our" mean Kinder Morgan, Inc. and, unless the context otherwise indicates, include its consolidated subsidiaries.

 Kinder Morgan, Inc.

Our Business

        We are a publicly traded Delaware corporation, with our common stock traded on The New York Stock Exchange under the symbol "KMI." We are one of the largest energy infrastructure companies in North America. We own an interest in or operate approximately 83,000 miles of pipelines and 144 terminals. Our pipelines transport natural gas, refined petroleum products, crude oil, condensate, carbon dioxide and other products, and our terminals store and handle various commodities including gasoline, diesel fuel, chemicals, ethanol, metals and petroleum coke.

Offices

        The address of our principal executive offices is 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, and our telephone number at this address is (713) 369-9000.

 The Offering

Securities Offered	$ principal amount of % Senior Notes due 20 .
Maturity	, 20 .
Interest Rate	% per year.
Interest Payment Dates	Interest on the notes will be paid semi-annually in arrears on and of each year, beginning on , 2021. Interest on the notes will accrue from , 2021.
Use of Proceeds

We estimate that we will receive approximately $            from the sale of the notes, after deducting the underwriting discount and estimated offering expenses. We expect to use the net proceeds from the sale of the notes for general corporate purposes, including refinancing upcoming debt maturities. See "Use of Proceeds" in this prospectus supplement.

Optional Redemption

At any time prior to                , 20    (            month(s) before the maturity date of the notes), we may redeem all or a part of the notes at a price equal to the sum of 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to, but excluding, the redemption date, and a make-whole premium calculated as described herein. At any time beginning on or after such date, we may also redeem all or a part of the notes at a price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to, but excluding, the redemption date. See "Description of Notes—Optional Redemption."

Guarantees

The notes will be unconditionally guaranteed, jointly and severally, by substantially all of our wholly owned subsidiaries (the "subsidiary guarantors") pursuant to a cross guarantee agreement among us and the subsidiary guarantors. See "Description of Notes—Guarantees."

Ranking

The indebtedness evidenced by the notes will be unsecured and will rank equally in right of payment with all of our and the subsidiary guarantors' other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be effectively subordinated to any of our secured debt and the secured debt of the subsidiary guarantors to the extent of the value of the assets securing such debt. After giving effect to this offering, there will be approximately $            billion of outstanding indebtedness subject to the cross guarantee agreement, none of which will be secured. See "Description of Notes—Ranking." The indenture does not limit the amount of debt we may incur.

Certain Covenants

We will issue the notes under an indenture with U.S. Bank National Association, as trustee. None of our subsidiaries is or will be a party to the indenture. The indenture includes covenants, including limitations on:

• liens; and
• sale-leaseback transactions.
These covenants are subject to a number of important exceptions, limitations and qualifications that are described under "Description of Debt Securities" in the accompanying prospectus.
Risk Factors

An investment in the notes involves risks. Please read "Risk Factors" beginning on page S-4 of this prospectus supplement and "Risk Factors" and "Information Regarding Forward-Looking Statements" in our Annual Report on Form 10-K for the year ended December 31, 2020. Realization of any of those risks or adverse results from any of the listed matters could have a material adverse effect on our business, financial condition, cash flows and results of operations.

RISK FACTORS

        An investment in the notes involves risks. You should consider carefully the risks described below, in addition to the other information contained or incorporated by reference in this prospectus supplement and accompanying prospectus. Specifically, please read "Risk Factors" and "Information Regarding Forward-Looking Statements" in our Annual Report on Form 10-K for the year ended December 31, 2020. Realization of any of those risks or adverse results from any of the listed matters could have a material adverse effect on our business, financial condition, cash flows and results of operations, and you could lose all or part of your investment.

Risks Related to the Notes

The guarantees by certain of our subsidiaries of the notes could be deemed fraudulent conveyances under certain circumstances, and a court may try to subordinate or void these subsidiary guarantees.

        Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under a guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  •
  intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee;

  •
  was insolvent or rendered insolvent by reason of such incurrence;

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

        In addition, any payment by that guarantor under a guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present saleable value of its assets was less than the amount that would be required to pay its probable liability, including contingent liabilities, on its existing debts as they become absolute and mature; or

  •
  it could not pay its debts as they became due.

        If the guarantee of any guarantor under the cross guarantee agreement were to be voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the notes would cease to have any claim in respect of such guarantor and would be creditors solely of us and any guarantor whose guarantee was not voided or held unenforceable. In such event, noteholders' claims against us concerning an invalid guarantee would be subject to the prior payment of all liabilities of such guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy your claims relating to any voided guarantee.

Your ability to transfer the notes may be limited by the absence of an organized trading market.

        The notes are a new issue of securities with no established trading market. We do not currently intend to apply for listing of the notes on any securities exchange or have the notes quoted on any automated quotation system. Although certain of the underwriters have informed us that they currently intend to make a market in the notes, they are not obligated to do so. In addition, the underwriters may discontinue any such market making at any time without notice. The liquidity of any market for the notes will depend on the number of holders of the notes, the interest of securities dealers in making a market in the notes and other factors. Accordingly, we can give no assurance as to the development, continuation or liquidity of any market for the notes.

 USE OF PROCEEDS

        We estimate that we will receive approximately $            from the sale of the notes in this offering, after deducting the underwriting discount and our estimated expenses of the offering. We expect to use the net proceeds from the sale of the notes for general corporate purposes, including refinancing upcoming debt maturities.

 CAPITALIZATION

        The following table sets forth our historical consolidated capitalization as of December 31, 2020 and our consolidated capitalization as adjusted to give effect to:

  •
  the issuance of the notes pursuant to this prospectus supplement; and

  •
  the application of the net proceeds from this offering as described under "Use of Proceeds" in this prospectus supplement.

        You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical financial statements and notes to those financial statements that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	December 31, 2020
	Historical	As Adjusted
	(Unaudited)
	(Dollars in millions)
Cash and cash equivalents(2)	$1,184	$

Outstanding debt(1)
Credit facility and commercial paper outstanding	$—		$—
5.00% notes due February 2021	750		750
3.50% notes due March 2021(2)	750		—
5.80% notes due March 2021	400		400
5.00% notes due October 2021	500		500
Other current debt	158		158

Current portion of long-term debt	2,558		1,808
Long-term debt, excluding current portion	30,838		30,838
Notes offered hereby	—

Total outstanding debt	33,396

Redeemable noncontrolling interest	728		728

Stockholders' equity	31,843		31,843
Accumulated other comprehensive loss	(407)		(407)
Noncontrolling interests	402		402

Total stockholders' equity	31,838		31,838

Total capitalization	$65,962	$

(1)
We and substantially all of our wholly owned domestic subsidiaries are parties to a cross guarantee agreement whereby each party to the agreement unconditionally guarantees, jointly and severally, the payment of specified indebtedness of each other party to the agreement. As a result, we are liable for the debt of each such subsidiary. See "Cross Guarantee" in the accompanying prospectus.

(2)
On January 4, 2021, we repaid our $750 million of 3.50% notes due March 2021 with cash on-hand.

 DESCRIPTION OF NOTES

        We will issue the notes under the existing senior indenture that we have entered into with U.S. Bank National Association. The following description, together with the description in the accompanying prospectus, is a summary of the material provisions of the notes and the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. We have filed a copy of the indenture as an exhibit to the registration statement which includes the accompanying prospectus. In this description, the terms "we," "us" and "our" mean Kinder Morgan, Inc. only and not any of its subsidiaries or affiliates.

        This description of the notes supplements, and, to the extent it is inconsistent, replaces, the description of the general provisions of the notes and the indenture in the accompanying prospectus. The notes are "senior debt securities" as that term is used in the accompanying prospectus, and will be issued in book-entry form only. Since only registered holders of a note will be treated as the owner of it for all purposes and only registered holders have rights under the indenture, references in this section to holders mean only registered holders of notes. See "Description of Debt Securities—Form, Denomination and Registration; Book-Entry Only System" in the accompanying prospectus.

General

        The notes will not be entitled to the benefit of a sinking fund.

        We may issue and sell additional notes in the future with the same terms as the notes being offered hereby (except for the public offering price, issue date and, if applicable, the initial interest payment date) without the consent of the holders of the notes. Any such additional notes, together with the notes offered hereby, will constitute a single series of notes under the indenture.

Principal, Maturity and Interest

        The notes will mature on                        , 20            , unless redeemed sooner as described below. Interest on the notes will accrue at the rate of        % per year and will be payable semi-annually in arrears on                        and                         of each year, commencing                        , 2021. We will make each interest payment on the notes to the person in whose name the notes are registered at the close of business on the immediately preceding                        or                         , as the case may be, whether or not such date is a business day.

        Interest on the notes will accrue from                        , 2021, and will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        If any interest payment date, maturity date or redemption date falls on a day that is not a business day, the payment will be made on the next business day, and no interest will accrue for the period from and after such interest payment date, maturity date or redemption date.

Guarantees

        On November 26, 2014, we entered into a cross guarantee agreement with substantially all of our wholly owned subsidiaries (the "subsidiary guarantors") whereby each party to the agreement, including us, agrees to unconditionally guarantee the indebtedness of each other party to the agreement. As a result, the subsidiary guarantors will fully and unconditionally guarantee the full and prompt payment of the principal of and any premium and interest on the notes when and as the payment becomes due and payable, whether at maturity or otherwise. For more information, see "Cross Guarantee" in the accompanying prospectus.

Ranking

        The indebtedness evidenced by the notes will be unsecured and will rank equally in right of payment with all of our and the subsidiary guarantors' other unsecured and unsubordinated indebtedness from time to time outstanding, including indebtedness under our revolving credit agreement and our and the subsidiary guarantors' outstanding series of senior notes. The notes will be effectively subordinated to any of our secured debt and the secured debt of the subsidiary guarantors to the extent of the value of the assets securing such debt. As of the date of this prospectus supplement, neither we nor any of the subsidiary guarantors had any secured debt outstanding.

        The indenture does not limit our ability to incur additional indebtedness or contain provisions that would afford holders of notes protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating.

Optional Redemption

        We will have the right to redeem the notes, in whole at any time or in part from time to time, before                        , 20            (the date that is                        month(s) prior to the maturity date of the notes (the "Early Call Date")) at a redemption price, as determined by us, equal to (a) the greater of: (1) 100% of the principal amount of the notes to be redeemed; or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed that would be due if such notes matured on the Early Call Date but for the redemption (exclusive of any portion of the payments of interest accrued to the date of redemption), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus                        basis points, plus (b) accrued and unpaid interest thereon to, but not including, the redemption date.

        At any time on or after the Early Call Date, the notes will be redeemable, in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, together with accrued and unpaid interest thereon to, but not including, the redemption date.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed (assuming, for this purpose, that the notes mature on the Early Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes assuming, for this purpose, that the notes mature on the Early Call Date.

        "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Independent Investment Banker" means one of the Reference Treasury Dealers that we appoint to act as the Independent Investment Banker from time to time.

        "Reference Treasury Dealer" means each of (1) Barclays Capital Inc. and TD Securities (USA) LLC and their respective successors, unless it ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), in which case we will substitute another Primary Treasury Dealer, (2) a Primary Treasury Dealer selected by each of CIBC World Markets Corp. and SMBC Nikko Securities America, Inc. and their respective successors and (3) any other Primary Treasury Dealer we select.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        "Treasury Yield" means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

        Notice of redemption will be mailed or electronically delivered at least 30 but not more than 60 days before the redemption date to each holder of record of the notes to be redeemed at its registered address. The notice of redemption for the notes will state, among other things, the amount of notes to be redeemed, the redemption date, the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of notes to be redeemed. Unless we default in the payment of the redemption price, interest will cease to accrue on any notes that have been called for redemption on the redemption date. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected according to DTC procedures, in the case of notes represented by a global note, or by lot, in the case of notes that are not represented by a global note.

Denomination

        The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Concerning the Trustee

        U.S. Bank National Association is the trustee under the indenture. The corporate trust office of the trustee is located at 8 Greenway Plaza, Suite 1100, Houston, Texas 77046.

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is a summary of the material U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the notes offered in this offering. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations promulgated thereunder, Internal Revenue Service ("IRS") rulings and pronouncements, and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly on a retroactive basis, at any time by legislative, judicial or administrative action. We cannot assure you that the IRS will not challenge the conclusions stated below, and no ruling from the IRS or an opinion of counsel has been or will be sought on any of the matters discussed below.

        This summary does not purport to be a complete analysis of all the potential U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the notes. Without limiting the generality of the foregoing, this summary does not address the effect of any special rules applicable to certain types of beneficial owners of notes, including, without limitation, dealers in securities or currencies, insurance companies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, U.S. expatriates, persons subject to the alternative minimum tax, persons who hold notes as part of a straddle, hedge, conversion transaction, or other risk reduction or integrated investment transaction, investors in securities that elect to use a mark-to-market method of accounting for their securities holdings, individual retirement accounts or qualified pension plans, controlled foreign corporations, passive foreign investment companies, persons required to recognize any item of gross income for U.S. federal income tax purposes with respect to the notes no later than when such item is taken into account on an applicable financial statement, or investors in pass through entities, including partnerships and Subchapter S corporations. In addition, this summary is limited to holders who are the initial purchasers of the notes at their original issue price, which will equal the first price to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers) at which a substantial amount of the notes is sold for cash, and who will hold the notes as capital assets within the meaning of Section 1221 of the Code (generally property held for investment). This summary does not address the effect of any U.S. state or local income or other tax laws, any U.S. federal estate and gift tax laws, or any foreign tax laws.

        If a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner of such partnership will generally depend on the tax status of the partner and the tax treatment of the partnership. Partnerships holding notes and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences to them of the purchase, ownership and disposition of the notes.

Optional Redemption

        In certain circumstances described under "Description of Notes—Optional Redemption" we may be obligated to make payments on the notes in excess of stated interest and principal. We intend to take the position that the notes should not be treated as contingent payment debt instruments because of these additional payments. Assuming such position is respected, a holder of notes will be required to include in gross income the amount of any such additional payment at the time such payments are received or accrued in accordance with the holder's method of accounting for U.S. federal income tax purposes. Our determination is binding on a holder, unless the holder explicitly discloses a contrary treatment in a statement attached to its timely filed U.S. federal income tax return for the taxable year during with the notes were acquired. Holders are urged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Consequences to U.S. Holders

        The following discussion summarizes certain material U.S. federal income tax consequences to U.S. Holders of the purchase, ownership, and disposition of the notes. As used herein, the term "U.S. Holder" means a beneficial owner of a note who or that is for U.S. federal income tax purposes:

  •
  an individual who is a citizen of the United States or who is a resident alien of the United States;

  •
  a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust, or if a valid election is in effect under applicable Treasury Regulations to be treated as a United States person.

        Interest on the Notes—A U.S. Holder will be required to recognize as ordinary income all interest paid or accrued on the notes in accordance with such U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

        Sale, Exchange, Redemption Retirement or Other Taxable Disposition of a Note—A U.S. Holder generally will recognize capital gain or loss on a sale, exchange, redemption, retirement or other taxable disposition of a note measured by the difference, if any, between:

  •
  the amount of cash and the fair market value of any property received (except to the extent that the cash or other property received in respect of a note is attributable to accrued and unpaid interest on the note, which amount will be taxable as ordinary interest income to the extent not previously included in gross income); and

  •
  the U.S. Holder's adjusted tax basis in the note.

        A U.S. Holder's adjusted tax basis in the notes generally will equal the amount paid for the notes. The capital gain or loss will be treated as a long-term capital gain or loss if, at the time of the sale, exchange, redemption, retirement or other taxable disposition, the note has been held by the U.S. Holder for more than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be subject to a reduced rate of tax. The deductibility of capital losses is subject to certain limitations. U.S. Holders of the notes should consult their tax advisors regarding the treatment of capital gains and losses.

        Information Reporting and Backup Withholding—Information reporting generally will apply to payments of interest on, and the proceeds of the sale, exchange, retirement, redemption or other disposition of, the notes held by a U.S. Holder, and backup withholding may apply unless the U.S. Holder provides the applicable withholding agent with a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establishes an exemption from backup withholding. Any amount withheld under the backup withholding rules is allowable as a credit against the U.S. Holder's U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed the U.S. Holder's actual U.S. federal income tax liability and the U.S. Holder timely provides the required information or appropriate claim form to the IRS.

        Additional Tax on Net Investment Income—An additional 3.8% net investment income tax is imposed on certain "net investment income" of individuals, estates, and trusts (and a lower 1.4% excise tax is imposed on the net investment income of certain private colleges and universities and their affiliates). For this purpose, net investment income generally includes gross income from interest and net gain from the disposition of property, such as the notes, less certain deductions. In the case of an individual, the tax will be imposed on the lesser of (1) the individual's net investment income or (2) the individual's modified adjusted gross income in excess of $250,000 (for an individual who is married and filing jointly or a surviving spouse), $125,000 (for an individual who is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (1) undistributed net investment income, or (2) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

Consequences to Non-U.S. Holders

        The following discussion summarizes certain material U.S. federal income tax consequences to Non-U.S. Holders of the purchase, ownership, and disposition of the notes. For purposes of this discussion, a "Non-U.S. Holder" is a beneficial owner of a note that is neither classified for U.S. federal income tax purposes as a partnership nor a U.S. Holder (as defined above).

        Interest on the Notes—Subject to the discussions below on backup withholding and FATCA withholding, payments of interest on a note to a Non-U.S. Holder that are not effectively connected with such Non-U.S. Holder's U.S. trade or business generally will not be subject to U.S. federal income tax and will be exempt from U.S. federal withholding tax under the portfolio interest exemption provided that:

  •
  the Non-U.S. Holder is not an actual or constructive owner of 10% or more of the total combined voting power of all classes of our voting stock;

  •
  the Non-U.S. Holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through stock ownership;

  •
  the Non-U.S. Holder is not a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

  •
  (1) the Non-U.S. Holder provides its name and address and certifies, under penalties of perjury, that it is not a United States person as defined under the Code (which certification may be made on an IRS Form W-8BEN or W-8BEN-E (or other applicable form)), (2) the Non-U.S. Holder holds its notes through certain foreign intermediaries and it satisfies the certification requirements of applicable Treasury Regulations, or (3) a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its trade or business holds the notes on behalf of the Non-U.S. Holder and such securities clearing organization, bank, or other financial institution satisfies the certification requirements of applicable Treasury Regulations.

        If the payments of interest on a note are effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States (and, in the event that an income tax treaty is applicable, if the payments of interest are attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), such payments will not be subject to U.S. federal withholding tax so long as the Non-U.S. Holder provides the applicable withholding agent with a properly completed IRS Form W-8ECI (or other applicable form), signed under penalties of perjury. However, such payments will be subject to U.S. federal income tax on a net income basis at regular graduated income tax rates generally in the same manner as if it were a U.S. Holder, subject to any modification provided under an applicable income tax treaty. In addition, if the Non-U.S. Holder is a foreign corporation for U.S.

federal income tax purposes, such payments of interest may also be subject to a branch profits tax at the rate of 30%, or lower applicable treaty rate, of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

        A Non-U.S. Holder that does not qualify for the exemption from U.S. federal withholding tax under the preceding paragraphs generally will be subject to U.S. federal withholding tax at the rate of 30% on payments of interest on the notes, unless such Non-U.S. Holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming exemption from or reduction in withholding under the benefit of an applicable income tax treaty. Income tax treaties may provide for a lower rate of withholding tax, exemption from or reduction of branch profits tax, or other rules different from those described above. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties.

        Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of a Note—Subject to the discussions below on backup withholding and FATCA withholding, any gain realized by a Non-U.S. Holder on the sale, exchange, redemption, retirement, or other taxable disposition of a note generally will not be subject to U.S. federal income or withholding tax, unless:

  •
  such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and, in the event that an income tax treaty is applicable, such gain is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States); or

  •
  the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.

        If a Non-U.S. Holder is engaged in a trade or business in the United States and gain on a note is effectively connected with the conduct of such trade or business (and, if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States), the Non-U.S. Holder will be subject to U.S. federal income tax at regular graduated income tax rates in the same manner as if it were a U.S. Holder, subject to any modification provided under an applicable income tax treaty. If the Non-U.S. Holder is a foreign corporation for U.S. federal income tax purposes, such gain may also be subject to a branch profits tax at the rate of 30%, or lower applicable treaty rate, of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

        If a Non-U.S. Holder is an individual who is present or deemed to be present in the United States for 183 days or more during the taxable year of the disposition of a note and certain other requirements are met, such Non-U.S. Holder generally will be subject to U.S. federal income tax at a flat rate of 30% (unless a lower applicable income tax treaty rate applies) on any such gain.

        Information Reporting and Backup Withholding—Payments to a Non-U.S. Holder of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to the Non-U.S. Holder. Copies of these information returns also may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is established under the provisions of a specific treaty or agreement. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. Backup withholding generally will not apply to payments of interest and principal on a note if the Non-U.S. Holder provides a certification as to its non-U.S. status or the Non-U.S. Holder otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know that the Non-U.S. Holder is a United States person.

        Payment of the proceeds of a disposition of a note effected by the U.S. office of a United States or foreign broker will be subject to information reporting requirements and backup withholding unless the Non-U.S. Holder properly certifies under penalties of perjury as to its foreign status and certain other conditions are met or the Non-U.S. Holder otherwise establishes an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the disposition of a note effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records of the Non-U.S. Holder's foreign status and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the sale of a note effected outside the United States by such a broker if it has certain relationships with the United States.

        U.S. backup withholding tax is not an additional tax. Any amount withheld from payments to a Non-U.S. Holder under the backup withholding rules may be credited against such holder's U.S. federal income tax liability, if any, and any excess may be refundable if the proper information is timely provided to the IRS. Non-U.S. Holders should consult their own tax advisors regarding the application of backup withholding and information reporting.

FATCA Withholding

        The Foreign Account Tax Compliance Act ("FATCA") imposes a 30% withholding tax on interest paid on the notes and, subject to the proposed Treasury Regulations discussed below, on the gross proceeds from a disposition of the notes, in each case, if paid to a foreign financial institution or non-financial foreign entity (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) the foreign financial institution (for which purposes includes foreign broker-dealers, clearing organizations, investment companies, hedge funds and certain other investment entities) agrees to verify, report and disclose its U.S. account holders and meets certain other specified requirements, (ii) the non-financial foreign entity that is a beneficial owner of the payment certifies that it does not have any substantial U.S. owners or provides identifying information regarding each substantial U.S. owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements. We will not pay additional amounts to holders of the notes in respect of any amounts withheld under FATCA.

        As noted above, withholding under FATCA could apply to payments of gross proceeds from the sale or other disposition of a note, in addition to payments of interest. However, proposed Treasury Regulations issued in December 2018 would entirely eliminate FATCA withholding on payments of gross proceeds. Taxpayers generally may rely on these proposed Treasury Regulations until the promulgation of final Treasury Regulations on the subject.

        Prospective investors are encouraged to consult with their tax advisors regarding the possible implications of FATCA on an investment in the notes.

        THE PRECEDING SUMMARY OF VARIOUS U.S. FEDERAL INCOME TAX CONSEQUENCES RELATED TO THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE NOTES IS SOLELY FOR GENERAL INFORMATION ONLY, AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE. THIS SUMMARY DOES NOT ADDRESS ALL THE TAX CONSEQUENCES THAT MAY BE IMPORTANT TO A PARTICULAR HOLDER IN LIGHT OF THE HOLDER'S INVOLVEMENT WITH THE ISSUER OR OTHER CIRCUMSTANCES. ACCORDINGLY, PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS ON THE U.S. FEDERAL, STATE AND LOCAL, AND FOREIGN TAX CONSEQUENCES OF THEIR PURCHASE, OWNERSHIP, AND DISPOSITION OF THE NOTES, AND ON THE CONSEQUENCES OF ANY CHANGES IN APPLICABLE LAW.

UNDERWRITING

        Subject to the terms and conditions set forth in an underwriting agreement dated the date of this prospectus supplement, between us and the underwriters named below, for whom Barclays Capital Inc., CIBC World Markets Corp., SMBC Nikko Securities America, Inc. and TD Securities (USA) LLC are acting as joint bookrunners and representatives, we have agreed to sell to each of the underwriters, and the underwriters have agreed, severally and not jointly, to purchase from us, the principal amount of the notes set forth opposite their respective names below:

Underwriters	Principal Amount of the Notes
Barclays Capital Inc.	$
CIBC World Markets Corp.	$
SMBC Nikko Securities America, Inc.	$
TD Securities (USA) LLC	$
Commerz Markets LLC	$
Morgan Stanley & Co. LLC	$
PNC Capital Markets LLC	$
Scotia Capital (USA) Inc.	$
Truist Securities, Inc.	$

Total	$

        The underwriting agreement provides that the underwriters are obligated to purchase, subject to certain conditions, all of the notes in the offering if any are purchased. The conditions contained in the underwriting agreement include requirements generally to the effect that:

  •
  the representations and warranties made by us to the underwriters are true;

  •
  there has been no material adverse change in our condition or in the financial markets; and

  •
  we deliver the customary closing documents to the underwriters.

Underwriting Discount and Expenses

        The underwriters have advised us that they propose initially to offer the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the notes to selected dealers, which may include the underwriters, at such price less a selling concession not in excess of        % of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a discount not in excess of        % of the principal amount of the notes on sales to certain other brokers and dealers. After the offering, the underwriters may change the offering price and other selling terms.

        The following table summarizes the compensation to be paid by us to the underwriters. The underwriting discount is the difference between the public offering price and the amount the underwriters pay us to purchase the notes from us.

	Underwriting Discount		Total
Per Note		%	$

        We estimate that our total expenses for this offering, excluding the underwriting discount and the SEC filing fees, will be approximately $                        .

Indemnification

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that may be required to be made in respect of these liabilities.

Trading Market

        The notes constitute a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to whether or not a trading market for the notes will develop or as to the liquidity of any trading market for the notes which may develop.

Settlement

        We expect that delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the third business day following the date of this prospectus supplement. This settlement cycle is referred to as "T+3." Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of this prospectus supplement will be required, by virtue of the fact that the notes initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes on the date of this prospectus supplement should consult their own advisors.

Stabilization, Short Positions and Penalty Bids

        In connection with this offering, the underwriters may engage in stabilizing transactions, overallotment transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Overallotment transactions involve sales by the underwriters of the notes in excess of the principal amount of notes the underwriters are obligated to purchase, which creates a syndicate short position. The underwriters may close out any short position by purchasing notes in the open market.

  •
  Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover a syndicate short position.

        These stabilizing transactions, overallotment transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Other Relationships

        The underwriters and their related entities have, from time to time, engaged in commercial and investment banking transactions with us and our affiliates and provided financial advisory services for us and our affiliates in the ordinary course of their business, and may do so in the future. Affiliates of several of the underwriters are lenders and agents under our revolving credit facility. Underwriters and their related entities have received and in the future will receive customary compensation and expense reimbursement for these commercial and investment banking transactions and financial advisory services.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Foreign Selling Restrictions

Prohibition of Sales to EEA Retail Investors

        The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA"). For these purposes, (a) the expression "retail investor" means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the "Prospectus Regulation"); and (b) the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Prohibition of Sales to United Kingdom Retail Investors

        Each underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the notes: (i) has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the "FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and (ii) has complied and will comply with all applicable provisions of the FSMA and the Financial Services Act 2012 with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

        The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision: (a) the expression "retail investor" means a person who is one (or more) of the following: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the "EUWA"); (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA; and (b) the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Notice to Prospective Investors in Hong Kong

        Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the "SFO") and any rules made thereunder; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the "CO") or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

        The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any "resident" of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Switzerland

        This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the offering, nor the Company nor the notes have been or will be filed with or approved by any Swiss regulatory authority. The notes are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority FINMA, and investors in the notes will not benefit from protection or supervision by such authority.

Notice to Prospective Investors in Taiwan

        The notes have not and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued, or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or filing with or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized or will be authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

Notice to Prospective Investors in Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Australia

        No placement document, offering memorandum, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the notes may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

        The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act.

        Any person acquiring securities must observe such Australian on-sale restrictions. This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Dubai

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Korea

        The notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the "FSCMA"), and the notes have been and will be offered in Korea as a private placement under the FSCMA. None of the notes may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder, or the FETL. The notes have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the notes shall comply with all applicable regulatory requirements (including, but not limited to, requirements under the FETL) in connection with the purchase of the notes. By the purchase of the notes, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the notes pursuant to the applicable laws and regulations of Korea.

Notice to Prospective Investors in the Republic of Italy

        The offering of the notes has not been registered with the Commissione Nazionale per le Società e la Borsa (CONSOB) pursuant to Italian securities legislation and, accordingly, no notes may be offered, sold or delivered, nor may copies of this prospectus supplement or of any other document relating to the notes be distributed in the Republic of Italy, except:

  (a)
  to qualified investors (investitori qualificati), as defined pursuant to Article 2 of the Prospectus Regulation and any applicable provision of Legislative Decree No. 58 of 24 February, 1998, as amended (the Financial Services Act) and Italian CONSOB regulations); or

  (b)
  in other circumstances which are exempted from the rules on public offerings pursuant to Article 1 of the Prospectus Regulation, Article 34-ter of Regulation No. 11971 of 14 May 1999, as amended from time to time (Regulation No. 11971), and the applicable Italian laws.

        Any offer, sale or delivery of the notes or distribution of copies of this prospectus supplement or any other document relating to the notes in the Republic of Italy under (a) or (b) above must:

  (i)
  be made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 20307 of 15 February, 2018 (as amended from time to time) and Legislative Decree No. 385 of 1 September 1993, as amended (the Banking Act); and

  (ii)
  comply with any other applicable laws and regulations or requirement imposed by CONSOB, the Bank of Italy (including the reporting requirements, where applicable, pursuant to Article 129 of the Banking Act, as amended, and the implementing guidelines of the Bank of Italy, as amended from time to time) and/or any other Italian authority.

Notice to Prospective Investors in the United Arab Emirates

        The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

VALIDITY OF THE NOTES

        The validity of the notes we are offering will be passed upon for us by Bracewell LLP, Houston, Texas. Certain legal matters with respect to the notes will be passed upon for the underwriters by Hunton Andrews Kurth LLP, Houston, Texas. Hunton Andrews Kurth LLP performs legal services for us and our affiliates from time to time on matters unrelated to the offering of the notes.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

KINDER MORGAN, INC.
Debt Securities
Common Stock
Preferred Stock
Depositary Shares

        We may from time to time, in one or more offerings, offer and sell an unlimited amount of debt securities and an unlimited number of shares of our Class P common stock, referred to as our "common stock," shares of preferred stock and depositary shares under this prospectus. The debt securities that we may issue from time to time may benefit from a cross guarantee agreement among us and substantially all of our wholly owned subsidiaries. See "Cross Guarantee."

        We may offer and sell these securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement. We urge you to read this prospectus and the applicable prospectus supplement carefully before you invest. You should also read the documents we refer to in the section entitled "Where You Can Find More Information" in this prospectus.

        Our common stock is listed on the New York Stock Exchange under the symbol "KMI." We will provide information in the related prospectus supplement for the trading market, if any, for any debt securities, preferred stock or depositary shares that may be offered.

        Investing in our securities involves risks. You should review carefully the risk factors identified in the documents incorporated by reference herein for a discussion of important risks you should consider before investing in our securities. Also, please read the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 27, 2020.

        You should rely only on the information contained or incorporated by reference in this prospectus or any other information to which we have referred you. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to offer or sell the offered securities. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information incorporated by reference in this prospectus is accurate as of any date other than the date the respective information was filed with the Securities and Exchange Commission. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act using a shelf registration process. Using this shelf registration process, we may offer from time to time, in one or more offerings, and sell an unlimited number and amount of any combination of the securities described in this prospectus in one or more offerings at an aggregate initial offering price to be specified at the time of any such offering. This prospectus does not contain all of the information set forth in the registration statement, or the exhibits that are a part of the registration statement, parts of which are omitted as permitted by the rules and regulations of the SEC. For further information about us and about the securities to be sold pursuant to this prospectus, please refer to the information below and to the registration statement and the exhibits that are a part of the registration statement.

        Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

        As used in this prospectus, the terms "we," "us" and "our" mean Kinder Morgan, Inc. and, unless the context otherwise indicates, include its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information as well as the information included in this prospectus. Some documents or information, such as that called for by Items 2.02 and 7.01 of Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this prospectus. We incorporate by reference the following documents:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2019;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020;

  •
  Our Current Reports on Form 8-K filed on February 25, 2020, May 18, 2020 and July 22, 2020 (in each case, to the extent filed and not furnished);

  •
  Our Registration Statement on Form 8-A filed on February 10, 2011;

  •
  Our Proxy Statement on Schedule 14A filed on April 3, 2020; and

  •
  All documents filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") between the date of this prospectus and the completion of the sale of securities offered hereby.

        The SEC maintains an Internet website that contains reports, proxy and information statements and other material that are filed through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This system can be accessed at http://www.sec.gov. You can find information we file with the SEC by reference to our company name or to our SEC file number, 1-35081. Our SEC filings are also available to the public through the New York Stock Exchange, on which our common stock is listed, at 11 Wall Street, New York, New York 10005.

        We will provide a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, without charge, by written or oral request directed to us at the following address and telephone number:

    Kinder Morgan, Inc.
    Investor Relations Department
    1001 Louisiana Street, Suite 1000
    Houston, Texas 77002
    (713) 369-9000

        Our internet address is www.kindermorgan.com. Information on our website is not part of, and is not incorporated by reference into, this prospectus.

 KINDER MORGAN, INC.

        We are a publicly traded Delaware corporation, with our common stock traded on The New York Stock Exchange under the symbol "KMI." We are one of the largest energy infrastructure companies in North America. We own an interest in or operate approximately 83,000 miles of pipelines and 147 terminals. Our pipelines transport natural gas, refined petroleum products, crude oil, condensate, carbon dioxide ("CO2") and other products, and our terminals store and handle various commodities including gasoline, diesel fuel, chemicals, ethanol, metals and petroleum coke.

        The address of our principal executive offices is 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, and our telephone number at this address is (713) 369-9000.

USE OF PROCEEDS

        Unless we inform you otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions, investment in existing and future projects, and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other indebtedness.

DESCRIPTION OF DEBT SECURITIES

General

        We may issue debt securities from time to time in one or more series. The debt securities will be:

  •
  our direct unsecured general obligations; and

  •
  either senior debt securities or subordinated debt securities.

        Senior debt securities will be issued under a senior indenture dated as of March 1, 2012, between Kinder Morgan, Inc. and U.S. Bank National Association, as trustee, which we call the senior indenture, and subordinated debt securities will be issued under a subordinated indenture dated as of March 1, 2012, between Kinder Morgan, Inc. and U.S. Bank National Association, as trustee, which we call the subordinated indenture. Together the senior indenture and the subordinated indenture are called the indentures, and the senior debt securities and the subordinated debt securities are called debt securities.

        We have not restated these indentures in their entirety. The indentures are filed as exhibits to the registration statement of which this prospectus is a part. We urge you to read the indentures, because they, and not this description, control your rights as holders of the debt securities. In the summary below, we have included references to section numbers of the applicable indenture so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the indentures. In this section, the words "we," "us" and "our" refer only to Kinder Morgan, Inc. and not to any of its subsidiaries or affiliates.

        Neither indenture limits the amount of debt securities that we may issue under the indenture from time to time in one or more series. We may in the future issue debt securities under either indenture, in addition to the debt securities offered pursuant to this prospectus. As of the date of this prospectus, $10.9 billion of debt securities were outstanding under the senior indenture and no debt securities were outstanding under the subordinated indenture.

        Neither indenture contains provisions that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, in the future we could enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit ratings.

        None of the debt securities will be secured by our property or assets or those of our subsidiaries. Neither indenture requires our subsidiaries to guarantee the debt securities. The cross guarantee agreement described under "Cross Guarantee" is not a part of either indenture, and none of our subsidiaries is or will be a party to either indenture.

        The registered holder of a debt security will be treated as the owner of it for all purposes. Only registered holders have rights under an indenture. References in this section to holders mean only registered holders of debt securities. See "—Form, Denomination and Registration; Book-Entry Only System."

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

        A prospectus supplement and any supplemental indenture or other necessary corporate action taken pursuant to an indenture relating to any series of debt securities being offered will include specific terms relating to the offering. Examples of these terms include the following:

  •
  the form and title of the debt securities;

  •
  whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

  •
  the total principal amount of the debt securities;

  •
  the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

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  the currency or currency unit in which the debt securities will be paid, if not U.S. dollars;

  •
  any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;

  •
  the place where the principal of, and premium, if any, and interest on, any debt securities will be payable;

  •
  the dates on which the principal of the debt securities will be payable;

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  the rate at which the debt securities will bear interest and the interest payment dates for the debt securities;

  •
  any optional redemption provisions;

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  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

  •
  any changes to or additional events of default or covenants;

  •
  any change in the trustee, paying agent or security registrar; and

  •
  any other terms of the debt securities. (Section 301)

        We will maintain in each place specified by us for payment of any series of debt securities an office or agency where debt securities of that series may be presented or surrendered for payment, where debt securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities of that series and the related indenture may be served. (Section 1002)

        Debt securities may be issued under an indenture as Original Issue Discount Securities to be offered and sold at a substantial discount below their principal amount. Material federal income tax, accounting and other considerations applicable to any such Original Issue Discount Securities will be described in any related prospectus supplement. "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an event of default and the continuation thereof. (Section 101)

Provisions Only in the Senior Indenture

        The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated Debt. The senior indenture contains provisions that:

  •
  limit our ability to put liens on assets constituting our Principal Property; and

  •
  limit our ability to sell and lease back our Principal Property.

The subordinated indenture does not contain any similar provisions.

        We have described below these provisions and some of the defined terms used in the senior indenture.

  Limitations on Liens

        The senior indenture provides that we will not, nor will we permit any Subsidiary to, create, assume, incur or suffer to exist any lien upon any Principal Property, as defined below, or upon any shares of Capital Stock of any Subsidiary owning or leasing any Principal Property, whether owned or leased on the date of the senior indenture or thereafter acquired, to secure any of our Debt or the Debt of any other Person, other than the senior debt securities issued under the senior indenture, without in any such case making effective provision whereby all of the senior debt securities outstanding thereunder shall be secured equally and ratably with, or prior to, that Debt so long as that Debt is so secured.

        "Principal Property" means, whether owned or leased on the date of the senior indenture or thereafter acquired:

          (a)   any pipeline assets of ours or of any Subsidiary, including any related facilities employed in the transportation, distribution, storage or marketing of refined petroleum products, natural gas liquids and carbon dioxide, that are located in the United States or any territory or political subdivision thereof; and

          (b)   any processing or manufacturing plant or terminal owned or leased by us or any Subsidiary that is located in the United States or any territory or political subdivision thereof,

except, in the case of either of the foregoing clauses (a) or (b):

  •
  any such assets consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles; and

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  any such assets, plant or terminal which, in the opinion of our board of directors, is not material in relation to our activities or to our activities and those of our Subsidiaries, taken as a whole.

        This restriction does not apply to:

          (1)   Permitted Liens, as defined below;

          (2)   any lien upon any property or assets created at the time of acquisition of such property or assets by us or any Subsidiary or within one year after such time to secure all or a portion of the purchase price for such property or assets or Debt incurred to finance such purchase price, whether such Debt was incurred prior to, at the time of or within one year after the date of such acquisition;

          (3)   any lien upon any property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure Debt incurred prior to, at the time of, or within one year after completion of such construction, development, repair or improvements or the commencement of full operations thereof, whichever is later, to provide funds for that purpose;

          (4)   any lien upon any property or assets existing thereon at the time of the acquisition thereof by us or any Subsidiary; provided, however, that such lien only encumbers the property or assets so acquired;

          (5)   any lien upon any property or assets of a Person existing thereon at the time such Person becomes a Subsidiary by acquisition, merger or otherwise; provided, however, that such lien only encumbers the property or assets of such Person at the time such Person becomes a Subsidiary;

          (6)   with respect to any series, any lien upon any property or assets of ours or any Subsidiary in existence on the date the senior debt securities of such series are first issued or provided for pursuant to agreements existing on such date;

          (7)   liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and liens which secure a judgment or other court-ordered award or settlement as to which we have, or the applicable Subsidiary has, not exhausted our appellate rights;

          (8)   any extension, renewal, refinancing, refunding or replacement, or successive extensions, renewals, refinancing, refunding or replacements, of liens, in whole or in part, referred to in clauses (1) through (7), inclusive, above; provided, however, that any such extension, renewal, refinancing, refunding or replacement lien shall be limited to the property or assets covered by the lien extended, renewed, refinanced, refunded or replaced and that the obligations secured by any such extension, renewal, refinancing, refunding or replacement lien shall be in an amount not greater than the amount of the obligations secured by the lien extended, renewed, refinanced, refunded or replaced and any expenses of ours and our Subsidiaries, including any premium, incurred in connection with such extension, renewal, refinancing, refunding or replacement; or

          (9)   any lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing any of our Debt or Debt of any Subsidiary.

        Notwithstanding the foregoing, under the senior indenture, we may, and may permit any Subsidiary to, create, assume, incur, or suffer to exist any lien upon any Principal Property to secure our Debt or the Debt of any other Person, other than the senior debt securities, that is not excepted by clauses (1) through (9), inclusive, above without securing the senior debt securities issued under the senior indenture; provided that the aggregate principal amount of all Debt then outstanding secured by such lien and all similar liens, together with all Attributable Indebtedness, as defined below, from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (1) through (4), inclusive, of the first paragraph of the restriction on sale-leasebacks covenant described below) does not exceed 10% of Consolidated Net Tangible Assets, as defined below. (Section 1005 of the senior indenture)

        "Permitted Liens" means:

          (1)   liens upon rights-of-way for pipeline purposes;

          (2)   any statutory or governmental lien or lien arising by operation of law, or any mechanics', repairmen's, materialmen's, suppliers', carriers', landlords', warehousemen's or similar lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined lien which is incidental to construction, development, improvement or repair;

          (3)   the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

          (4)   liens of taxes and assessments which are (A) for the then current year, (B) not at the time delinquent, or (C) delinquent but the validity of which is being contested at the time by us or any Subsidiary in good faith;

          (5)   liens of, or to secure performance of, leases, other than capital leases;

          (6)   any lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings;

          (7)   any lien upon property or assets acquired or sold by us or any Subsidiary resulting from the exercise of any rights arising out of defaults on receivables;

          (8)   any lien incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

          (9)   any lien in favor of us or any Subsidiary;

          (10) any lien in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any Debt incurred by us or any Subsidiary for the purpose of financing all or any part of the purchase price of, or the cost of constructing, developing, repairing or improving, the property or assets subject to such lien;

          (11) any lien securing industrial development, pollution control or similar revenue bonds;

          (12) any lien securing our Debt or Debt of any Subsidiary, all or a portion of the net proceeds of which are used, substantially concurrent with the funding thereof (and for purposes of determining such "substantial concurrence," taking into consideration, among other things, required notices to be given to holders of outstanding senior debt securities under the senior indenture in connection with such refunding, refinancing or repurchase, and the required corresponding durations thereof), to refinance, refund or repurchase all outstanding senior debt securities under the senior indenture, including the amount of all accrued interest thereon and reasonable fees and expenses and premium, if any, incurred by us or any Subsidiary in connection therewith;

          (13) liens in favor of any Person to secure obligations under the provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority in connection with any contract or statute; or

          (14) any lien upon or deposits of any assets to secure performance of bids, trade contracts, leases or statutory obligations.

        "Consolidated Net Tangible Assets" means, at any date of determination, the total amount of assets after deducting therefrom:

  •
  all current liabilities, excluding:

  •
  any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed;

  •
  current maturities of long-term Debt; and

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  the value, net of any applicable reserves, of all goodwill, trade names, trademarks, patents and other like intangible assets,

all as set forth, or on a pro forma basis would be set forth, on our consolidated balance sheet for our most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

  Restriction on Sale-Leasebacks

        The senior indenture provides that we will not, and will not permit any Subsidiary to, engage in the sale or transfer by us or any Subsidiary of any Principal Property to a Person, other than us or a Subsidiary, and the taking back by us or any Subsidiary, as the case may be, of a lease of such Principal Property, called a "Sale-Leaseback Transaction" in the senior indenture, unless:

          (1)   such Sale-Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later;

          (2)   the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years;

          (3)   we or the Subsidiary would be entitled to incur Debt secured by a lien on the Principal Property subject thereto in a principal amount equal to or exceeding the Attributable Indebtedness from such Sale-Leaseback Transaction without equally and ratably securing the senior debt securities; or

          (4)   we or the Subsidiary, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the Attributable Indebtedness from such Sale-Leaseback Transaction to:

      •
      the prepayment, repayment, redemption, reduction or retirement of any of our Debt or the Debt of any Subsidiary that is not subordinated to the senior debt securities, or

      •
      the expenditure or expenditures for Principal Property used or to be used in the ordinary course of our business or the business of our Subsidiaries.

        "Attributable Indebtedness," when used with respect to any Sale-Leaseback Transaction, means, as at the time of determination, the present value, discounted at the rate set forth or implicit in the terms of the lease included in such transaction, of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction, including any period for which such lease has been extended. In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated, in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated, or the amount determined assuming no such termination.

        Notwithstanding the foregoing, under the senior indenture we may, and may permit any Subsidiary to, effect any Sale-Leaseback Transaction that is not excepted by clauses (1) through (4), inclusive, of the first paragraph under "—Restriction on Sale-Leasebacks," provided that the Attributable Indebtedness from such Sale-Leaseback Transaction, together with the aggregate principal amount of outstanding Debt (other than the senior debt securities) secured by liens upon Principal Properties not excepted by clauses (1) through (9), inclusive, of the first paragraph of the limitation on liens covenant described above, do not exceed 10% of Consolidated Net Tangible Assets. (Section 1006 of the senior indenture)

Provisions Only in the Subordinated Indenture

  Subordinated Debt Securities Subordinated to Some Other Debt

        Any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to some of our other debt to the extent described in a prospectus supplement. (Section 1401 of the subordinated indenture)

Provisions in Both Indentures

  Consolidation, Merger or Asset Sale

        Both indentures generally allow us to consolidate or merge with a Person. They also allow us to sell, lease or transfer our property and assets substantially as an entirety to a Person.

        However, we will only consolidate or merge with or into any other Person or sell, lease or transfer our assets substantially as an entirety according to the terms and conditions of the indentures, which include the following requirements:

  •
  the remaining or acquiring Person is organized under the laws of the United States, any state or the District of Columbia;

  •
  the remaining or acquiring Person assumes all of our responsibilities and liabilities under the indentures, including the payment of all amounts due on the debt securities and performance of the covenants in the indentures; and

  •
  immediately after giving effect to the transaction, no event which is, or after notice or lapse of time or both would become, an Event of Default, as defined below, exists.

        The remaining or acquiring Person will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor may exercise our rights and powers under the indentures, in our name or in its own name. If we sell or transfer our assets substantially as an entirety, we will be released from all our liabilities and obligations under the indentures and the debt securities. If we lease our assets substantially as an entirety, we will not be released from our obligations under the indentures and the debt securities. (Sections 801 and 802)

  Events of Default and Remedies

        "Event of Default," with respect to any series of debt securities, when used in an indenture, means any of the following:

  •
  failure to pay the principal of or any premium on any debt security of that series when due;

  •
  failure to pay interest on any debt security of that series for 30 days;

  •
  failure to perform, or breach of, any term, covenant or warranty in the indenture, other than a term, covenant or warranty a default in the performance of which has expressly been included in the indenture solely for the benefit of one or more series of debt securities other than that series, that continues for 90 days after we are given written notice by the trustee or holders of at least 25% in principal amount of all the outstanding debt securities of that series;

  •
  our bankruptcy, insolvency or reorganization; or

  •
  any other Event of Default included in the indenture or any supplemental indenture with respect to debt securities of a particular series. (Section 501)

        If an Event of Default with respect to a series of debt securities occurs and is continuing, upon written notice, the trustee or the holders of at least 25% in principal amount of all the outstanding debt securities of a particular series may declare the principal of all the debt securities of that series to be due and payable. When such declaration is made, such amounts will be immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of such series may rescind such declaration and its consequences if all existing Events of Default have been cured or waived before judgment has been obtained, other than nonpayment of principal or interest that has become due solely as a result of acceleration. (Section 502)

        Holders of a series of debt securities may not enforce the indenture or the series of debt securities, except as provided in the indenture or a series of debt securities. (Section 507) The trustee may require indemnity satisfactory to it before it enforces the indenture or such series of debt securities. (Section 603) The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders. (Section 602)

        Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. (Section 601) If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. (Section 512)

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. Further, an Event of Default under our other indebtedness will not necessarily constitute an event of default under the debt securities of any series issued under one of these indentures or vice versa.

        Holders of beneficial interests in global notes as described under "—Form, Denomination and Registration; Book-Entry Only System" are not registered holders for purposes of the indentures and should consult their banks or brokers for information on how to give notice or direction to or make requests of the trustee or how to declare or cancel an acceleration of the maturity with respect to a series of debt securities.

  Modification of Indentures

        Under each indenture, generally we and the trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification, voting as one class.

        No modification of the principal or interest payment terms, no modification reducing the percentage required for modifications and no modification impairing the right to institute suit for the payment on debt securities of any series when due, is effective against any holder without its consent. (Section 902)

        In addition, we and the trustee may amend the indentures without the consent of any holder of the debt securities to make certain technical changes, such as:

  •
  curing ambiguities or correcting defects or inconsistencies;

  •
  evidencing the succession of another Person to us, and the assumption by that successor of our obligations under the applicable indenture and the debt securities of any series;

  •
  providing for a successor trustee;

  •
  qualifying the indentures under the Trust Indenture Act;

  •
  complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded;

  •
  supplementing any provisions of the indentures to permit the defeasance and discharge of debt securities of any series, provided that such action does not adversely affect the interests of holders of debt securities of that or any other series;

  •
  adding or changing provisions relating to a particular series of debt securities that does not affect the rights of any holder in any material respect; or

  •
  adding, changing or eliminating provisions relating to a particular series of debt securities to be issued. (Section 901)

  Defeasance

        At any time we may terminate all our obligations under an indenture as it relates to the notes of any series, a process commonly called "legal defeasance," except for certain obligations, including those respecting the defeasance trust described below, and obligations to register the transfer of or to exchange the notes of that series, to replace mutilated, destroyed, lost or stolen notes of that series and to maintain a registrar and paying agent in respect of such notes. (Section 1302)

        We also at any time may terminate our obligations under covenant restrictions on the debt securities of any series by a process commonly called "covenant defeasance." (Section 1303)

        We may exercise our legal defeasance option notwithstanding the prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the notes of the defeased series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option for the notes of a particular series, payment of the debt securities of that series may not be accelerated because of an Event of Default specified in the third bullet point under "—Events of Default and Remedies" above.

        We may exercise either defeasance option at any time on or following the 91st day after we irrevocably deposit in trust (the "defeasance trust") with the trustee money, U.S. Government Obligations (as defined in the indentures) or a combination thereof for the payment of principal, premium, if any, and interest on the debt securities of the relevant series to redemption or stated maturity, as the case may be, and comply with certain other conditions, including delivery to the trustee of an opinion of counsel (subject to customary exceptions and exclusions) to the effect that holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

        In the event of any legal defeasance, holders of the debt securities of the relevant series would be entitled to look only to the defeasance trust for payment of principal of and any premium and interest on their debt securities until maturity.

        Although the amount of money and U.S. Government Obligations on deposit with the trustee would be intended to be sufficient to pay amounts due on the debt securities of a defeased series at the time of their stated maturity, if we exercise our covenant defeasance option for the debt securities of any series and the debt securities are declared due and payable because of the occurrence of an Event of Default, such amount may not be sufficient to pay amounts due on the notes of that series at the time of the acceleration resulting from such Event of Default. However, in that circumstance we would remain liable for such payments.

  Discharge

        We may discharge all our obligations under an indenture with respect to the notes of any series, other than our obligation to register the transfer of and to exchange notes of that series, when either:

  •
  all outstanding notes of that series, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

  •
  all such notes not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such notes, including interest to the stated maturity or applicable redemption date. (Section 401)

  Concerning the Trustee

        U.S. Bank National Association is the trustee under the senior indenture and the subordinated indenture. The corporate trust office of the trustee is located at 8 Greenway Plaza, Suite 1100, Houston, Texas 77046.

        Under provisions of the indentures and the Trust Indenture Act governing trustee conflicts of interest, any uncured Event of Default with respect to any series of senior debt securities will force the trustee to resign as trustee under either the subordinated indenture or the senior indenture. Also, any uncured Event of Default with respect to any series of subordinated debt securities will force the trustee to resign as trustee under either the senior indenture or the subordinated indenture. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with its terms and conditions.

        The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series. (Section 610)

        Each indenture contains certain limitations on the right of the trustee thereunder, in the event that it becomes our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim, as security or otherwise. (Section 613)

        The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee's eligibility to serve as such, the priority of the trustee's claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities. (Section 703)

        Each indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee shall be accompanied by a certificate of certain of our officers and an opinion of counsel, who may be our counsel, stating that, in the opinion of the signers, we have complied with all conditions precedent to the action. (Section 102)

  Governing Law

        The indentures are and the debt securities will be governed by the laws of the State of New York. (Section 112)

  No Personal Liability of Our Directors, Officers, Employees, Agents or Shareholders

        Our directors, officers, employees, agents and shareholders will not have any liability for our obligations under the indentures or the debt securities or for any certificate or similar writing delivered pursuant to the indentures. Each holder of debt securities, by accepting a debt security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. (Section 116)

Form, Denomination and Registration; Book-Entry Only System

        Unless otherwise indicated in a prospectus supplement, the debt securities of a series will be issued only in fully registered form, without coupons, in denominations of $1,000 or integral multiples thereof. (Section 302) You will not have to pay a service charge to transfer or exchange debt securities of a series, but we may require you to pay for taxes or other governmental charges due upon a transfer or exchange. (Section 305)

        Unless otherwise indicated in a prospectus supplement, each series of debt securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC") or any successor depositary, which we call a depositary, and will be represented by one or more global notes registered in the name of Cede & Co., as nominee of DTC. The interests of beneficial owners in the global notes will be represented through financial institutions acting on their behalf as direct or indirect participants in DTC.

        Ownership of beneficial interests in a global note will be limited to persons, called participants, who have accounts with DTC or persons who hold interests through participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of these ownership interests will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

        So long as DTC, or its nominee, is the registered owner or holder of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities of that series represented by such global note for all purposes of the indenture, the debt securities of that series and applicable law. Accordingly, owners of interests in global notes will not be considered registered owners or holders of the global notes. In addition, no beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those under the applicable indenture.

        Payments on debt securities represented by global notes will be made to DTC or its nominee, as the registered owner thereof. Neither we, the trustee, any underwriter nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in global notes, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any action taken or omitted to be taken by the depositary or any participant.

        We expect that DTC or its nominee will credit participants' accounts on the payable date with payments in respect of a global note in amounts proportionate to their respective beneficial interest in the principal amount of such global note as shown on the records of DTC or its nominee, unless DTC has reason to believe that it will not receive payment on the payable date. We also expect that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in accordance with DTC rules. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a global note to such persons may be impaired. Because DTC can only act on behalf of participants, who in turn act on behalf of others, such as securities brokers and dealers, banks and trust companies, called indirect participants, the ability of a person having a beneficial interest in a global note to pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be impaired by the lack of a physical certificate of that interest.

        DTC will take any action permitted to be taken by a holder of debt securities of a series only at the direction of one or more participants to whose account interests in global notes are credited and only in respect of such portion of the aggregate principal amount of the debt securities of a series as to which such participant or participants has or have given such direction.

        If:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary or if it ceases to be eligible under the applicable indenture and we do not appoint a successor depositary within 90 days, or

  •
  an event of default with respect to a series of debt securities shall have occurred and be continuing,

the respective global notes representing the affected series of debt securities will be exchanged for debt securities in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive debt securities shall be registered in such name or names as the depositary shall instruct the trustee. Such instructions will most likely be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global notes.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants, including those who may act as underwriters of our debt securities. Access to the DTC system is also available to others such as indirect participants that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in global notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures and may discontinue such procedures at any time. Neither we, the trustee, any underwriter nor any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        Investors may hold interests in the notes outside the United States through the Euroclear System ("Euroclear") or Clearstream Banking ("Clearstream") if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

        Transfers of notes by persons holding through Euroclear or Clearstream participants will be effected through DTC, in accordance with DTC's rules, on behalf of the relevant European international clearing system by its depositaries; however, such transactions will require delivery of exercise instructions to the relevant European international clearing system by the participant in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the exercise meets its requirements, deliver instructions to its depositaries to take action to effect exercise of the notes on its behalf by delivering notes through DTC and receiving payment in accordance with its normal procedures for next-day funds settlement. Payments with respect to the notes held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositaries.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

CROSS GUARANTEE

        On November 26, 2014, we entered into a cross guarantee agreement, which we refer to as the "Cross Guarantee Agreement" with substantially all of our wholly owned subsidiaries whereby each party to the agreement, including us, agrees to unconditionally guarantee certain indebtedness of each other party to the agreement.

        The Cross Guarantee Agreement is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2019, and as updates are made to the guarantors and guaranteed obligations thereunder, we file updated versions of the Cross Guarantee Agreement as exhibits to our subsequent Exchange Act reports. See "Where You Can Find More Information." The following description is a summary of the material provisions of the Cross Guarantee Agreement. This summary does not purport to be complete and may not contain all of the information about the Cross Guarantee Agreement that is important to investors in our debt securities. We encourage investors to read carefully the Cross Guarantee Agreement in its entirety before making any investment decision. In this section, the words "we," "us" and "our" refer only to Kinder Morgan, Inc. and not to any of its subsidiaries or affiliates.

General

        We and substantially all of our wholly owned subsidiaries, which we collectively refer to as the "Guarantors," are parties to the Cross Guarantee Agreement. Each Guarantor jointly and severally, unconditionally and irrevocably, guarantees, as primary obligor, the prompt and complete payment when due (whether at the stated maturity by acceleration or otherwise) of the obligations subject to the agreement, which we refer to as the "Guaranteed Obligations." The Guaranteed Obligations are set forth on a schedule to the agreement, which will be amended from time to time in accordance with the terms of the agreement. We expect that the debt securities that may be offered and sold hereunder will be Guaranteed Obligations.

        The guarantees under the Cross Guarantee Agreement are made for the benefit of, and may be enforced by, the "Guaranteed Parties," which in the case of our debt securities means the holders of such debt securities, as discussed under "Description of Debt Securities." We will provide a copy of the Cross Guarantee Agreement, including the most recently amended schedules and supplements thereto, to any Guaranteed Party upon written request to us at the address set forth in the agreement; provided that this obligation will be deemed to be satisfied if we have filed a copy of the agreement, including the most recently amended schedules and supplements thereto, with the SEC within three months preceding the date on which we receive such written request.

Additional Guarantors and Guaranteed Obligations

        We will cause each "Subsidiary" (as defined in the Cross Guarantee Agreement) that is not an "Excluded Subsidiary" (as defined in the Cross Guarantee Agreement) formed or otherwise purchased or acquired after the date of the Cross Guarantee Agreement (including any Subsidiary that ceases to constitute an Excluded Subsidiary) to execute a supplement to the agreement and become a Guarantor within 45 days of the occurrence of the event that requires such entity to become a Guarantor.

        Any "Indebtedness" issued by a Guarantor or for which a Guarantor otherwise becomes obligated after the date of the agreement will become a Guaranteed Obligation upon the execution by all Guarantors of a notation of guarantee, which will be affixed to the instrument or instruments evidencing such Indebtedness. "Indebtedness" generally means any senior, unsecured obligation for borrowed money and any payment obligation with respect to obligations under certain hedging agreements.

Release of Guarantors and Guaranteed Obligations

        A Guarantor will be automatically released from its guarantee under the Cross Guarantee Agreement upon release of such Guarantor from the guarantee under our revolving credit facility, including upon consummation of any transaction resulting in such Guarantor ceasing to constitute a Subsidiary or upon any Guarantor becoming an Excluded Subsidiary. Such a transaction or event is referred to as a "Release Event."

        Upon the occurrence of a Release Event, each Guaranteed Obligation for which such released Guarantor was the issuer will be automatically released from the provisions of the Cross Guarantee Agreement and will cease to constitute a Guaranteed Obligation; provided that in the case of any Guaranteed Obligation that has been assigned an investment grade rating by specified rating agencies, such Guaranteed Obligation will be released, effective as of the 91st day after the occurrence of the Release Event, if and only if a "Rating Decline" with respect to such Guaranteed Obligation does not occur. "Rating Decline" generally means the occurrence of the following on, or within 90 days after, the date of the occurrence of a Release Event or of public notice of the intention to effect a Release Event (which period may be extended so long as the rating of such Guaranteed Obligation is under publicly announced consideration for possible downgrade by either of the specified rating agencies): (i) in the event the applicable Guaranteed Obligation is assigned an investment grade rating by both rating agencies on the date immediately prior to the Release Event or public notice of the intention to effect the Release Event, the rating of such Guaranteed Obligation by one or both of the rating agencies is below an investment grade rating; or (ii) in the event such Guaranteed Obligation is rated below an investment grade rating by either of the Rating Agencies on such date, any such below- investment grade rating is decreased by one or more gradations.

Termination of Guarantees

        The guarantee obligations under the Cross Guarantee Agreement will terminate when all Guaranteed Obligations thereunder have been paid in full or have been deemed paid and discharged by defeasance pursuant to the terms of the instruments governing such Guaranteed Obligations. This date is referred to as the "Guarantee Termination Date."

Amendment

        The Guarantors may amend or supplement the Cross Guarantee Agreement:

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  to cure any ambiguity, defect or inconsistency;

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  to reflect a change in the Guarantors or the Guaranteed Obligations made in accordance with the agreement;

  •
  to make any change that would provide any additional rights or benefits to the Guaranteed Parties or that would not adversely affect the legal rights thereunder of any Guaranteed Party in any material respect; or

  •
  to conform the agreement to any change made to our revolving credit agreement or to the guarantee thereunder.

        Except as set forth above, the Guarantors may not amend, supplement or otherwise modify the agreement prior to the Guarantee Termination Date without the prior written consent of the holders of the majority of the outstanding principal amount of the Guaranteed Obligations (excluding obligations with respect to hedging agreements, subject to specified exceptions).

 DESCRIPTION OF OUR CAPITAL STOCK

        The following information is a summary of the material terms of our certificate of incorporation and bylaws and the shareholders agreement between us and certain of our investors. Copies of our certificate of incorporation and bylaws and the shareholders agreement are filed as exhibits to our Exchange Act reports and incorporated by reference in this prospectus. See "Where You Can Find More Information." You should refer to the provisions of these documents because they, and not this summary, will govern your rights as a holder of shares of our capital stock.

General

        Our authorized capital stock consists of:

  •
  4,000,000,000 shares of Class P common stock, $0.01 par value per share, which we refer to as our "common stock," 2,263,535,685 shares of which were outstanding as of the date of this prospectus; and

  •
  10,000,000 shares of preferred stock, $0.01 par value per share, none of which were outstanding as of the date of this prospectus.

Common Stock

  Voting Rights

        Each share of our common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of our common stock are entitled to vote. Holders of our capital stock do not have cumulative voting rights.

  Dividends

        Holders of our common stock share equally in any dividend declared by our board of directors, subject to the rights of the holders of any outstanding preferred stock.

  Liquidation Rights

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to our stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distributions and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock, if required pursuant to the terms of any such preferred stock, before we may pay distributions to the holders of common stock.

  Other Rights

        Our stockholders have no preemptive or other rights to subscribe for additional shares. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and nonassessable.

Preferred Stock

        Our board of directors is authorized, subject to the limits imposed by the General Corporation Law of the State of Delaware, which we refer to in this prospectus as the "DGCL," to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series of preferred stock, and to fix the rights, preferences, privileges, qualifications, limitations and restrictions of the shares of each wholly unissued series of preferred stock. Our board of directors also is authorized to increase or decrease the number of shares of any series, but not below the number of shares of that series of preferred stock then outstanding and not above the total number of shares of preferred stock authorized by our certificate of incorporation, without any further vote or action by our stockholders.

        Our board of directors may authorize the issuance of preferred stock with voting rights that affect adversely the voting power or other rights of our other classes of stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, also could have the effect of delaying, deferring or preventing a change in control or causing the market price of our common stock to decline.

Shareholders Agreement

        In 2011, in connection with our initial public offering, we entered into a shareholders agreement with a group of shareholders referred to as the "Investors." The Investors consisted of:

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  Richard D. Kinder, our Executive Chairman;

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  investment funds advised by or affiliated with entities that participated in our 2007 going private transaction (referred to as the "Sponsor Investors");

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  Fayez Sarofim, one of our directors, and investment entities affiliated with him;

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  an investment entity affiliated with Michael C. Morgan, another of our directors, and William V. Morgan, one of our founders; and

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  a number of other members of our management.

        None of the Sponsor Investors are still parties to the shareholders agreement. As a result, certain provisions in the shareholders agreement no longer apply. The shareholders agreement provides certain registration rights to the remaining Investors who are party to the agreement. The shareholders agreement will terminate when none of the shareholder parties thereto hold any shares of common stock.

        Persons who become holders of our common stock by purchasing shares in an offering under this prospectus or by purchasing shares in the open market will not become parties to the shareholders agreement, but the shareholders agreement will continue in effect. A summary of the provisions of our shareholders agreement is contained in our proxy statement for our 2020 annual meeting of stockholders, which was filed with the SEC April 3, 2020 and is incorporated into this prospectus by reference. See "Where You Can Find More Information." We encourage you to read the shareholders agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part, in its entirety.

Certain Other Provisions of Our Charter and Bylaws and Delaware Law

  Board of Directors

        Our certificate of incorporation provides that the number of directors will be fixed in the manner provided in our bylaws. Our bylaws provide that the number of directors will be no more than 16 and no less than 10, as fixed from time to time by our board of directors.

  Limitations of Liability and Indemnification of Officers and Directors

        The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our certificate of incorporation eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL. The DGCL does not permit exculpation for liability:

  •
  for breach of the duty of loyalty;

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  for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

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  under Section 174 of the DGCL (unlawful dividends and stock repurchases); or

  •
  for transactions from which the director derived improper personal benefit.

        Our certificate of incorporation and bylaws provide that we shall indemnify our current and former directors and officers, and may indemnify our employees, agents and other persons, to the fullest extent permitted by law. We also are expressly authorized to carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees and agents for any liabilities incurred in any such capacity, whether or not we would have the power to indemnify such person against such liability. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

        The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, an investment in our stock may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

  Amending Our Certificate of Incorporation and Bylaws

        Our certificate of incorporation may be amended in any manner provided by the DGCL. Because our common stock is the only class of capital stock that is outstanding as of the date of this prospectus, our certificate of incorporation may be amended with the affirmative vote of a majority of the outstanding shares of our common stock, except that any provision requiring a supermajority vote of stockholders may only be amended with such supermajority vote.

        Our bylaws may be altered, amended, or repealed or new bylaws may be adopted by the stockholders holding shares representing two-thirds of total number of votes that may be cast in the election of directors or by the board of directors at any regular meeting of the stockholders or the board of directors or at any special meeting of the stockholders or the board of directors if notice of such alteration, amendment, repeal, or adoption of new bylaws be contained in the notice of such special meeting.

Certain Anti-takeover Provisions of Our Charter and Bylaws and Delaware Law

        Our certificate of incorporation and bylaws have the following provisions that could deter, delay or prevent a third party from acquiring us, even if doing so would benefit our stockholders.

  Undesignated Preferred Stock

        The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company. Further, the rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued in the future.

  Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

        Our bylaws provide that special meetings of the stockholders may be called only upon the request of the chairman of the board, the chief executive officer, the president or the board of directors or upon the written request of stockholders of record of not less than 10% of all voting power entitled to vote at such meeting. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.

        Our bylaws establish advance notice procedures with respect to stockholder proposals for annual meetings and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be "properly brought" before a meeting, a stockholder will have to comply with advance notice requirements and provide us with specified information. Our bylaws provide that any director or the board of directors may be removed, with or without cause, by an affirmative vote of shares representing the majority of all voting power then entitled to vote at an election of directors. Our bylaws also provide that vacancies may be filled only by a vote of a majority of the directors then in office, even though less than a quorum, and not by our stockholders. Our bylaws allow the chairman of a meeting of the stockholders to adopt rules and regulations for the conduct of meetings that may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions also may defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror's own slate of directors or otherwise attempting to obtain control of us.

  No Stockholder Action by Written Consent

        Our certificate of incorporation provides that any vote or similar action required or permitted to be taken by holders of our common stock must be effected at a duly called annual or special meeting of our stockholders and may not be effected by consent in writing by such stockholders.

  Section 203 of the DGCL

        We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with any "interested stockholder" for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or who is an affiliate or associate of the corporation and did own within three years prior to the determination of interested stockholder status) 15% or more of the corporation's voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless:

  •
  before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

  •
  at or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders, but not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

        Section 203 defines a business combination to include:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

  •
  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. We have not opted out of this provision, so Section 203 will apply to any stockholder that becomes an interested stockholder after our initial public offering. The statute, as it applies to interested stockholders other than Mr. Kinder, could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us. These provisions of the DGCL could have the effect of deferring, delaying or discouraging hostile takeovers and may also have the effect of preventing changes in control or management of our company. It is possible that these provisions could make it more difficult to accomplish transactions other stockholders might deem desirable.

Transfer Agent and Registrar

        As of the date of this prospectus, the transfer agent and registrar of our common stock is Computershare Trust Company, N.A. It may be contacted at 480 Washington Blvd., Jersey City, New Jersey 07310.

New York Stock Exchange Listing

        Our common stock is listed on The New York Stock Exchange under the symbol "KMI."

 DESCRIPTION OF DEPOSITARY SHARES

        We will set forth in the applicable prospectus supplement a description of any depositary shares issued by us that may be offered and sold pursuant to this prospectus.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus:

  •
  through agents;

  •
  through underwriters or dealers;

  •
  directly to one or more purchasers;

  •
  pursuant to delayed delivery contracts or forward contracts; or

  •
  through a combination of any of these methods of sale.

By Agents

        Securities may be sold through agents designated by us. Unless otherwise indicated in a prospectus supplement, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

By Underwriters

        If underwriters are used in the sale, the securities offered will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities offered will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Direct Sales

        Securities may also be sold directly by us. In this case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

Delayed Delivery Contracts or Forward Contracts

        If indicated in the prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts or forward contracts providing for payment or delivery on a specified date in the future at prices determined as described in the prospectus supplement. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

General Information

        The debt securities, preferred stock or depositary shares, when first issued, will have no established trading market. Any underwriters or agents to whom or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities.

        The debt securities, preferred stock or depositary shares offered may or may not be listed on a national securities exchange. No assurances can be given that there will be a market for the such securities.

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation will be described in a prospectus supplement.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make because of those liabilities.

        Underwriters, dealers and agents or their affiliates may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

        One or more firms, referred as "remarketing firms," may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon the purchase of the securities. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and terms of the agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make because of those liabilities. Remarketing firms or their affiliates may engage in transaction with, or perform services for, us or our affiliates in the ordinary course of their business.

 VALIDITY OF THE SECURITIES

        The validity of the securities being offered hereby will be passed upon for us by Bracewell LLP, Houston, Texas.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. They use words such as "anticipate," "believe," "intend," "plan," "projection," "forecast," "strategy," "outlook," "continue," "estimate," "expect," "may," "will," "shall," or the negative of those terms or other variations of them or comparable terminology. In particular, expressed or implied statements concerning future actions, conditions or events, future operating results or the ability to generate sales, income or cash flow, service debt or pay dividends, are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results may differ materially from those expressed in our forward-looking statements. Many of the factors that will determine these results are beyond our ability to control or accurately predict. Specific factors that could cause actual results to differ from those in our forward-looking statements include:

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  changes in supply of and demand for natural gas, NGL, refined petroleum products, oil, CO2, electricity, petroleum coke, steel and other bulk materials and chemicals and certain agricultural products in North America;

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  economic activity, weather, alternative energy sources, conservation and technological advances that may affect price trends and demand;

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  competition from other pipelines, terminals or other forms of transportation;

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  changes in our tariff rates required by the FERC, the CPUC or another regulatory agency;

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  the timing and success of our business development efforts, including our ability to renew long-term customer contracts at economically attractive rates;

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  our ability to safely operate and maintain our existing assets and to access or construct new assets including pipelines, terminals, gas processing, gas storage and NGL fractionation capacity;

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  our ability to attract and retain key management and operations personnel;

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  difficulties or delays experienced by railroads, barges, trucks, ships or pipelines in delivering products to or from our terminals or pipelines;

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  shut-downs or cutbacks at major refineries, petrochemical or chemical plants, natural gas processing plants, ports, utilities, military bases or other businesses that use our services or provide services or products to us;

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  changes in crude oil and natural gas production (and the NGL content of natural gas production) from exploration and production areas that we serve, such as the Permian Basin area of West Texas, the shale plays in North Dakota, Oklahoma, Ohio, Pennsylvania and Texas, and the U.S. Rocky Mountains;

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  changes in laws or regulations, third-party relations and approvals, and decisions of courts, regulators and governmental bodies that may increase our compliance costs, restrict our ability to provide or reduce demand for our services, or otherwise adversely affect our business;

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  interruptions of operations at our facilities due to natural disasters, damage by third parties, power shortages, strikes, riots, terrorism (including cyber attacks), war or other causes;

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  compromise of our IT systems, operational systems or sensitive data as a result of errors, malfunctions, hacking events or coordinated cyber attacks;

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  the uncertainty inherent in estimating future oil, natural gas, and CO2 production or reserves;

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  issues, delays or stoppage associated with new construction or expansion projects;

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  regulatory, environmental, political, grass roots opposition, legal, operational and geological uncertainties that could affect our ability to complete our expansion projects on time and on budget or at all;

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  our ability to acquire new businesses and assets and integrate those operations into our existing operations, and make cost-saving changes in operations, particularly if we undertake multiple acquisitions in a relatively short period of time, as well as our ability to expand our facilities;

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  the ability of our customers and other counterparties to perform under their contracts with us including as a result of our customers' financial distress or bankruptcy;

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  changes in accounting pronouncements that impact the measurement of our results of operations, the timing of when such measurements are to be made and recorded, and the disclosures surrounding these activities;

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  changes in tax laws;

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  our ability to access external sources of financing in sufficient amounts and on acceptable terms to the extent needed to fund acquisitions of operating businesses and assets and expansions of our facilities;

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  our indebtedness, which could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds, place us at a competitive disadvantage compared to our competitors that have less debt, or have other adverse consequences;

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  our ability to obtain insurance coverage without significant levels of self-retention of risk;

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  natural disasters, sabotage, terrorism (including cyber attacks) or other similar acts or accidents causing damage to our properties greater than our insurance coverage limits;

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  possible changes in our and our subsidiaries' credit ratings;

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  conditions in the capital and credit markets, inflation and fluctuations in interest rates;

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  political and economic instability of the oil producing nations of the world;

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  national, international, regional and local economic, competitive and regulatory conditions and developments, including the effects of any enactment of import or export duties, tariffs or similar measures;

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  our ability to achieve cost savings and revenue growth;

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  the extent of our success in developing and producing CO2 and oil and gas reserves, including the risks inherent in development drilling, well completion and other development activities;

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  engineering and mechanical or technological difficulties that we may experience with operational equipment, in well completions and work-overs, and in drilling new wells; and

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  unfavorable results of litigation and the outcome of contingencies referred to in Note 18 "Litigation and Environmental" to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019.

        The foregoing list should not be construed to be exhaustive. We believe the forward-looking statements in this prospectus are reasonable. However, there is no assurance that any of the actions, events or results expressed in forward-looking statements will occur, or if any of them do, of their timing or what impact they will have on our results of operations or financial condition. Because of these uncertainties, you should not put undue reliance on any forward-looking statements.

        See Item 1A "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 for a more detailed description of these and other factors that may affect the forward-looking statements. The risk factors could cause our actual results to differ materially from those contained in any forward-looking statement. In addition, there is a general level of uncertainty regarding the extent to which potential positive or negative changes to fiscal, tax and trade policies may impact us and those with whom we do business. It is not possible at this time to predict the extent of any such impact. When considering forward-looking statements, you should keep in mind the factors described in this section and the other sections referenced above. These factors could cause our actual results to differ materially from those contained in any forward-looking statement. We disclaim any obligation, other than as required by applicable law, to publicly update or revise any of our forward-looking statements to reflect future events or developments.